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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Summit Hotel Properties of our report dated December 23, 2015 relating to the financial statements of the Noble Portfolio, which appears in the Current Report on Form 8-K/A filed on January 4, 2016. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
June 20, 2016

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  Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS